EXHIBIT A
                           (AS OF DECEMBER 18, 2018)


                              SERIES OF THE TRUST

SERIES                                                      EFFECTIVE DATE
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First Trust CEF Income Opportunity ETF                      September 28, 2016
First Trust Municipal CEF Income Opportunity ETF            September 28, 2016
First Trust TCW Opportunistic Fixed Income ETF              February 13, 2017
EquityCompass Risk Manager ETF                              January 19, 2017
EquityCompass Tactical Risk Manager ETF                     January 19, 2017
First Trust TCW Unconstrained Plus Bond ETF                 May 29, 2018
First Trust Low Duration Strategic Focus ETF                December 18, 2018